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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of REMEC, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 26, 1999, except for the first paragraph of
Note 2, as to which the date is April 29, 1999, with respect to the consolidated financial statements and schedule, as amended, of REMEC, Inc. included in the Annual Report on Form 10-K/A for the year ended January 31, 1999, filed with the Securities and Exchange Commission.


                                                 /s/ ERNST & YOUNG LLP
                                                 -------------------------------
                                                 Ernst & Young LLP

San Diego, California
February 28, 2000